Exhibit 10.2

ASSIGNMENT

OF

PURCHASE AND SALE AGREEMENT

This Assignment is made and entered into to be effective as of the 26th day of July, 2017, by and between SAM Acquisitions, LLC, a Delaware limited liability company (herein, “Assignor”), and SSGT Acquisitions, LLC, a Delaware limited liability company (herein, “Assignee”).

RECITALS:

A. CH Realty VI-CFB I Nantucket Storage, L.L.C., a Delaware limited liability company, and Assignor have heretofore entered into that certain Purchase and Sale Agreement dated effective July 25, 2017 (the “Agreement”), respecting certain improved real property located in Nantucket, Massachusetts, as more particularly described therein; and

B. Assignor desires to assign to Assignee, and Assignee desires to acquire from Assignor, all of Assignor’s right, title and interest in and to the Agreement; subject, however, to all of the terms, conditions and obligations contained in the Agreement.

NOW, THEREFORE, for and in consideration of TEN AND NO\100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	Assignment and Assumption. Assignor does hereby sell, assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Agreement; and Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement, subject to the terms and conditions thereof, to the same extent as if Assignee had originally been named as “Purchaser” therein.

2.	Earnest Money. Contemporaneously herewith, Assignee shall reimburse Assignor for the “Earnest Money” (as defined in the Agreement); and, in connection therewith, Assignor hereby sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Earnest Money.

3.	Representations and Warranties. Assignor hereby represents and warrants to Assignee that (i) to Assignor’s actual knowledge, there are presently no defaults under the Agreement, and (ii) the Agreement has not been modified or amended in any respect (except as may be otherwise provided herein), and is presently in full force and effect.

4.	Defined Terms. Except as may be otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to them in the Agreement.

5.	Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.	Multiple Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Facsimile and/or electronic signature pages shall be effective for purposes of this paragraph.

[SIGNATURE PAGE TO FOLLOW]

EXECUTED to be effective as of the date first above written.

ASSIGNOR:

SAM Acquisitions, LLC,
a Delaware limited liability company

By:	/s/ Michael McClure
Name: Michael McClure
Title: Chief Financial Officer

ASSIGNEE:

SSGT Acquisitions, LLC,
a Delaware limited liability company

By:	/s/ Michael McClure
Name: Michael McClure
Title: Chief Financial Officer

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